Exhibit 99.5

FORM OF BENEFICIAL OWNER ELECTION FORM

The undersigned acknowledge(s) receipt of your letter and the enclosed materials relating to the grant of nontransferable subscription rights (“Subscription Rights”) to purchase shares of Class A common stock, $2.00 par value per share (“Class A Common Stock”), of Royal Bancshares of Pennsylvania, Inc. (the “Company”), including the Company’s prospectus dated ____________, 2013 (the “Prospectus”).

I (we) instruct you as follows:

(CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION.)

Box 1: ☐ Please DO NOT EXERCISE SUBSCRIPTION RIGHTS for shares of Class A Common Stock.

Box 2: ☐ Please EXERCISE SUBSCRIPTION RIGHTS for shares of Class A Common Stock as set forth below:

Number of Shares Being Purchased (the sum of A and C below):
Total Exercise Price Payment Required (the sum of B and D below):

Basic Subscription Right

I wish to exercise my full Basic Subscription Right or a portion thereof as follows:

__________	X	$1.20	=	$_________
No. of shares of Class A Common Stock subscribed for under your Basic Subscription Right (A)		(Subscription price)		Payment due under Basic Subscription Right (B)

Over-Subscription Option

I have exercised my Basic Subscription Right in full and in addition to my Basic Subscription Right I wish to subscribe for additional shares of Class A Common Stock under my Over-Subscription Option as follows:

__________	X	$1.20	=	$_________
No. of shares of Class A Common Stock subscribed for under your Over-Subscription Option* (C)		(Subscription price)		Payment due under Over- Subscription Option (D)

* The maximum number of shares that you may subscribe for under your Over-Subscription Option is equal to 5,000,000 shares less the number of shares you subscribed for under your full Basic Subscription Right, subject to the Company’s acceptance of the subscription in its sole discretion and the limitations described in the Prospectus.

Box 3: ☐ Payment in the following amount is enclosed or has been/will be wired in accordance with the instructions set forth in the Prospectus:	$

(The total of the above Box 3 must equal the Total Exercise Price Payment Required.)

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

•	irrevocably elect to purchase the number of shares of Class A Common Stock indicated above upon the terms and conditions specified in the Prospectus; and

•	agree that if I (we) fail to pay for the shares of Class A Common Stock I (we) have elected to purchase, you may exercise any remedies available to you under law.

Name(s) of Beneficial Owner(s)

Signature(s) of Beneficial Owners
Date

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, or as an officer of a corporation, or acting in a fiduciary or representative capacity, your signature must be Medallion Signature Guaranteed.  Additionally, please provide the following information:

Name:

Capacity (full title):

Address (including Zip Code):

Telephone Number: